Exhibit 99.5

RADIANT LOGISTICS, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year ended June 30, 2013

(amounts in thousands, except share and per share information)

	Historical Statements
	Radiant Logistics, Inc.	On Time Express, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Revenue	$310,835	$26,102	$—		$336,937
Cost of transportation	222,402	19,926	—		242,328

Net revenues	88,433	6,176	—		94,609

Agent commissions	52,466	—	—		52,466
Personnel costs	16,112	1,362	(435	)(a)	17,039
Selling, general and administrative expenses	9,770	1,774	(153	)(b)	11,391
Depreciation and amortization	3,944	179	1,315	(c)	5,438
Transition and lease termination costs	1,544	—	—		1,544
Change in contingent consideration	(2,825)	—	250	(d)	(2,575)

Total operating expenses	81,011	3,315	977		85,303

Income from operations	7,422	2,861	(977)		9,306

Other expense (income)
Interest income	(16)	(6)			(22)
Interest expense	2,016	67	75	(e)	2,158
			281	(f)	281
Gain on litigation settlement, net	(368)	—	—		(368)
Other	(347)	(18)	—		(365)

Total other expense	1,285	43	356		1,684

Income before income tax expense	6,137	2,818	(1,333)		7,622

Income tax expense (benefit)	2,371	1,122	(487	)(g)	3,006

Net income	3,766	1,696	(846)		4,616

Less: Net income attributable to Non-controlling interest	(108)	—	—		(108)

Net income attributable to Radiant Logistics, Inc.	$3,658	$1,696	$(846)		$4,508

Net income per common share - basic	$0.11				$0.14
Net income per common share - diluted	$0.10				$0.13

Basic weighted average common shares outstanding	33,120,767		237,320	(h)	33,358,087
Diluted weighted average common shares outstanding	35,690,119		237,320	(h)	35,927,439

(a)	To eliminate non-recurring personnel costs
(b)	To reflect the estimated change in lease obligations resulting from the execution of new lease agreements
(c)	To reflect the estimated amortization of acquired identifiable intangibles
(d)	To reflect the estimated change in contingent consideration
(e)	To reflect interest expense on the $2 million of Notes Payable to the former shareholders
(f)	To reflect interest expense incurred on $7.5 million from the Bank of America Credit Facility at 3.75%
(g)	To reflect income taxes at 40%
(h)	To reflect the issuance of 237,320 shares in connection with the acquisition of On Time

RADIANT LOGISTICS, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

Year ended June 30, 2013

(amounts in thousands)

	Historical Statements
	Radiant Logistics, Inc.	On Time Express, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Assets
Current assets:
Cash and cash equivalents	$1,024	$164	$(1,512	)(a)	$(324)
Accounts receivable, net	52,131	3,876	—		56,007
Current portion of employee and other receivables	328	140	—		468
Related party receivable	—	1,420	(1,420	)(k)	—
Income tax receivable	—	121	—		121
Prepaid expenses and other current assets	2,478	164	—		2,642
Deferred tax asset	909	22	—		931

Total current assets	56,870	5,907	(2,932)		59,845

Furniture and equipment, net	1,290	293	—		1,583

Goodwill and acquired intangibles, net	25,184	—	6,575	(c)	40,865
			2,630	(d)
			(2,449	)(e)
			8,925	(c)
Employee and other receivables, net of current portion	72	—	—		72
Deferred tax asset	—	203	(203	)(b)	—
Deposits and other assets	337	—	—		337

	$83,753	$6,403	$12,546		$102,702

Liabilities and Stockholders Equity
Current liabilities:
Accounts payable and accrued transportation costs	$(35,768)	$(2,212)	$—		$(37,980)
Commission payable	(6,086)	—	—		(6,086)
Other accrued costs	(2,177)	(230)	—		(2,407)
Income taxes payable	(362)	—	—		(362)

Current portion of notes payable and other amounts due to former shareholders of acquired operations	(767)	—	(2,000	)(g)	(3,267)
			(500	)(f)

Current portion of contingent consideration	(305)	—	(1,685	)(h)	(1,990)
Current portion of lease termination liability	(305)	—	—		(305)

Total current liabilities	(45,770)	(2,442)	(4,185)		(52,397)

Notes payable and other long-term debt, net of current portion and debt discount	(17,214)	(1,512)	(7,000	)(i)	(24,014)
			200	(c)
			1,512	(a)

Contingent consideration, net of current portion	(3,720)	—	(4,515	)(h)	(8,235)
Lease termination liability, net of current portion	(505)	—	—		(505)
Deferred rent liability	(583)	—	—		(583)
Deferred tax liability	(73)	—	(2,630	)(d)	(2,500)
			203	(b)
Other liabilities	(3)	—	—		(3)

Total liabilities	(67,868)	(3,954)	(16,415)		(88,237)

Stockholders’ equity
Common stock	(15)	(1)	1	(e)	(15)
Additional paid-in capital	(13,873)	(1,946)	1,946	(e)	(13,873)
Deferred compensation	15	—	—		15
Retained earnings	(1,944)	(502)	502	(e)	(524)
			1,420	(k)

Non-controlling interest	(68)	—	—		(68)

Total stockholders’ equity	(15,885)	(2,449)	3,869		(14,465)

	$(83,753)	$(6,403)	$(12,546)		$(102,702)

Transaction Pro Forma Adjustments

(a)	To reflect the payoff of On Time’s line of credit at acquisition.
(b)	To net current and deferred tax assets and liabilities.
(c)	To reflect the estimated value of goodwill and acquired intangible assets.
(d)	To reflect the estimated deferred tax liability associated with the acquired intangible assets.
(e)	To reflect the elimination of On Time’s equity balances.
(f)	To reflect the future issuance of common stock of $0.5 million as due to shareholder.
(g)	To reflect the issuance of $2.0 million of notes payable at closing.
(h)	To reflect the estimated contingent consideration payable of $6.2 million.
(i)	To reflect the initial cash payment of $7.0 million.
(j)	To reflect the estimated working capital adjustment.
(k)	To reflect the receivable due to On Time from a related party as a distribution.